                                                                   EXHIBIT VI.IV
                                                                   -------------

                   AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                   ------------------------------------------

          AMENDMENT dated as of March 17, 1997 (this "Amendment") to Pledge and Security Agreement, dated as of April 17, 1996 (the "Pledge Agreement") made by DONALD J. TRUMP, an individual residing in the State of New York ("Borrower") and TRUMP CASINOS, INC., a New Jersey corporation (together with the Borrower, referred to collectively herein as the "Pledgor") in favor of DONALDSON, LUFKIN & JENRETTE, INC. (the "Secured Party"). Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Pledge Agreement.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Borrower has entered into the Loan Agreement with the Secured Party;

          WHEREAS, it was a condition precedent to the effectiveness of the Loan Agreement that the Pledgor shall have entered into the Pledge Agreement providing for a pledge by the Pledgor to the Secured Party of, among other collateral, the Pledged Shares;

          WHEREAS, the Secured Party has determined and notified the Borrower, in accordance with Section 5.1(e) of the Loan Agreement, that the principal and accrued interest outstanding under the Loan exceeds one-third (33.334%) of the market value of the Pledged Shares (the "Collateral Shortfall"); and

          WHEREAS, in order to remedy the Collateral Shortfall, the Borrower has agreed to make two mandatory prepayments under the Loan Agreement as well as pledge to the Secured Party, certain additional collateral, as hereinafter provided.

          NOW, THEREFORE, in consideration of the foregoing, the undersigned hereby agree as follows:

          Section 1. Amendment to Pledge Agreement.  The shares of capital stock
                     -----------------------------
and certificated partnership interests set forth on Annex A hereto (the
                                                    -------
"Additional Shares") shall supplement and hereby be deemed to be added to Schedules I and II to the Pledge Agreement and shall constitute "Pledged Shares" for all purposes of the Loan Agreement, the Pledge Agreement and all related documentation in which such term appears.

          Section 2. Confirmation of Grant.  The Borrower confirms that as
                     ---------------------
security for the full and prompt payment when due of the Obligations, it is hereby assigning, pledging and granting a security interest to the Secured Party in the following (the "Additional Collateral"):

          (i) all of the Additional Shares;

          (ii) the certificates representing the shares referred to in clause
(i) above; and

          (iii) all dividends, distributions, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, including, without limitation, any shares of the Company received on conversion of partnership interests in the Partnership.

         Section 3. Representations and Warranties.  The representations and
                    ------------------------------
warranties set forth in the Pledge Agreement are true and correct in all respects both before and after giving affect to this Amendment.

         Section 4. Delivery of Additional Collateral and Related Documentation.
                    -----------------------------------------------------------
All certificates or instruments representing or evidencing the Additional Collateral shall be delivered to and held by or on behalf of the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. Such instruments shall also be accompanied by such financing statement amendments as the Secured Party may request to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto, each duly executed by the Borrower and delivered to the Secured Party for filing and/or recording.

         Section 5. Effectiveness.  This Amendment shall become effective
                    -------------
following the execution and delivery of this Amendment and of all certificates or instruments contemplated by Section 4 above.

         Section 6. Expenses.  The Borrower agrees to pay all costs and expenses
                    --------
in connection with the preparation, execution, delivery, administration, and enforcement of this Amendment and the perfection and continuation of the security interest in the Additional Collateral, including but not limited to the reasonable fees and out-of-pocket expenses of the Secured Party's counsel.

         Section 7. Governing Law.  This Amendment shall be governed by, and be
                    -------------
construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         Section 8. Severability.  The provisions of this Amendment are
                     ------------
severable. If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

         Section 9. Counterparts.  This Amendment may be executed in
                    ------------
counterparts, each of which shall be deemed to be an original and all of which shall constitute one document.

         Section 10. Section Titles.  The Section titles contained in this
                     --------------
Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Amendment.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment on the date first above written.

                                        /s/ Donald J. Trump
                                        -------------------

                                        Donald J. Trump

                                        TRUMP CASINOS, INC.

                                        By:/s/ Donald J. Trump
                                           -------------------
                                        Name: Donald J. Trump
                                        Title: President

Accepted and Acknowledged:

DONALDSON, LUFKIN & JENRETTE, INC.,
as Secured Party

By:/s/
   ----------------------------
Name:
Title:

                                    Annex A

                                                                              Certificate             Number of Shares
Pledgor             Issuer                     Class of Stock or Interest     No(s).       Par Value  or Interest
-------             ------                     --------------------------     -----------  ---------  ----------------
Donald J. Trump     Trump Hotels & Casinos     Class B Common Stock           4A               $0.01                 30
                    Resorts, Inc.
Donald J. Trump     Trump Hotels & Casino      Limited Partnership Interests  4B                 N/A  5.25502% Interest
                    Resorts Holdings, L.P.